Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on this Form S-8 (No. 333-42319, No. 333-60161, No. 333-30414, No. 333-52098, No. 333-110462 and No. 333-110461) of Peak International Limited and it subsidiaries of our report dated April 22, 2004 which report appears in Peak International Limited’s Annual Report on Form 10-K for the year ended March 31, 2005.

/s/    PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

June 29, 2005